EXHIBIT 99.1

Republic Reports Net Income from Continuing Operations of $5.9 Million for the Fourth Quarter of 2006 as the Company Surpasses $3 Billion in Total Assets

January 18, 2007

Contact: Kevin Sipes
Executive Vice President & CFO

Louisville, KY — Republic Bancorp, Inc. (Republic or the Company) (NASDAQ: RBCAA) completed the fourth quarter of 2006 by surpassing $3 billion in total assets, and in conjunction, became the largest Kentucky-based bank holding company. The Company also posted net income from continuing operations of $5.9 million for the fourth quarter of 2006, with diluted earnings per Class A Common Stock from continuing operations of $0.30. This compares to net income from continuing operations of $5.9 million and diluted earnings per Class A Common Stock from continuing operations of $0.30 for the same period in 2005. Earnings from discontinued operations during 2006 and 2005 are comprised solely of the Company’s deferred deposit business segment, which Republic predominantly exited in the first quarter of 2006. “In a challenging bank environment, Republic ended 2006 with many achievements that position the Company for continued long-term success. Continued healthy growth in our customer base, an 11% increase in loans, a solid 19% increase in service charges on deposits for the year, and a continued focus on introducing new initiatives bode well for the Company’s future,” commented Steve Trager, President & CEO of Republic.

Net interest income for the quarter increased $1.1 million compared to the same period in 2005. The increase in net interest income was primarily driven by year over year growth in the loan portfolio. The increase in net interest income that resulted from growth in the portfolio more than offset the decrease in net interest income that resulted from a decline in the Company’s net interest margin. Total loans increased $230 million for the year, which includes $45 million in loans acquired through the purchase of Florida-based GulfStream Community Bank. Consistent with prior years, the growth in Republic’s loan portfolio was primarily in the residential and commercial real estate categories.

The Company’s provision for loan losses was a low $289,000 for the fourth quarter of 2006 as the Company continued to experience strong credit quality. The Company’s level of delinquencies and non-performing loans remained very positive compared to peer. Republic’s overall percentage of delinquent loans to total loans was a low 0.49% at December 31, 2006 compared to 0.35% at December 31, 2005. In addition, the Company’s percentage of non-performing loans to total loans was 0.28% at December 31, 2006 compared to 0.29% at December 31, 2005. “We have been able to achieve solid loan growth during 2006 while maintaining our strict underwriting standards. Entering 2007, we remain committed to maintaining exceptional credit quality standards and to never sacrifice these standards for the benefit of the short-term gain associated with higher loan volume,” commented Scott Trager, President of Republic Bank & Trust Company.

Non interest income was $7.4 million for the fourth quarter of 2006 compared to $6.2 million during the fourth quarter of 2005. Service charges on deposits increased 16% for the quarter to $4.5 million. The growth in deposit fee income was primarily driven by a strong increase in the Company’s checking account base, which surpassed 80,000 accounts at December 31, 2006.

Non interest expense increased 12% for the fourth quarter of 2006 to $19.3 million. The increase in non interest expense primarily resulted from an increase in personnel costs and an increase in occupancy costs associated with a one-time charge of $900,000 to reflect a change in the Company’s lease accounting practices. Salaries and benefits for the quarter benefited from a $1.1 million credit for a reduction in incentive compensation pay for the year. Similarly, Republic recorded an $800,000 reduction in incentive compensation pay during the fourth quarter of 2005.

For the year 2006, the Company grew total assets by $311 million while posting net income from continuing operations of $28.1 million and diluted earnings per Class A Common Stock from continuing operations of $1.41. This compares to net income from continuing operations of $30.1 million and diluted earnings per Class A Common Stock from continuing operations of $1.47 for 2005. “The decrease in net income from continuing operations for 2006 compared to 2005 relates primarily to a decrease in non interest income within our Tax Refund business segment. In addition, the Company recorded a large credit to its provision for loan losses during the second quarter of 2005 as a result of a continued improvement in credit quality,” commented Steve Trager.

“As we enter 2007, we remain steadfast in our goal to increase the long-term value of Republic Bancorp through steady and sound performance. As part of our mission, we made significant investments for the future during 2006 to position the Company to reach another level of performance. Included in those investments are the acquisition of GulfStream Community Bank in the Greater Tampa area, a new banking center location in northern Kentucky, and the creation of a “Private Banking” area to service the banking needs of small businesses and high net worth individuals. Expansion plans for 2007 include two new banking centers in the Florida market, two new banking centers in northern Kentucky, and two new locations in the Greater Louisville area, among others under consideration. During 2006, the market acknowledged Republic’s long-term strategy with a 23% increase in the Company’s stock price. As always, we would like to thank all of those who have been a part of our past success. We will continue to do our part and work hard to delight the many who have placed their faith, confidence, and hard earned dollars in our Company’s bright future,” concluded Steve Trager.

Republic Bancorp, Inc. (Republic), has 38 banking centers, and is the parent company of: Republic Bank & Trust Company with 34 banking centers in ten Kentucky communities — Bowling Green, Covington, Elizabethtown, Fort Wright, Frankfort, Georgetown, Lexington, Louisville, Owensboro, and Shelbyville and two banking centers in Jeffersonville and New Albany, Indiana. Republic Bank has two banking centers in Port Richey and New Port Richey, Florida. Republic Bank & Trust Company operates two Republic Finance offices in Louisville, as well as Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic Bank offers internet banking at www.republicbank.com. Republic has $3.0 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ Global Select Market.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2005 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2006 Earnings Release
(all amounts other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

Balance Sheet Data

	Dec. 31, 2006	Dec. 31, 2005
Assets:
Cash and cash equivalents	$81,613	$77,169
Securities available for sale	503,727	447,865
Securities to be held to maturity	58,045	64,298
Mortgage loans held for sale	5,724	6,582
Loans	2,300,888	2,070,608
Allowance for loan losses	(11,218)	(11,009)
Federal Home Loan Bank stock	23,111	21,595
Goodwill	10,016	—
Other assets	74,881	58,448
Total assets	$3,046,787	$2,735,556

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$279,026	$286,484
Interest-bearing deposits	1,413,696	1,316,081
Total deposits	1,692,722	1,602,565

Securities sold under agreements to repurchase and other short-term borrowings	401,886	292,259
Federal Home Loan Bank advances	646,572	561,133
Subordinated note	41,240	41,240
Other liabilities	27,019	24,785
Total liabilities	2,809,439	2,521,982

Stockholders’ equity	237,348	213,574
Total liabilities and Stockholders’ equity	$3,046,787	$2,735,556

Average Balance Sheet Data from Continuing Operations

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005
Assets:
Federal funds sold and other	$21,076	$18,038	$29,234	$49,700
Investment securities, including FHLB stock	594,836	546,791	524,163	537,500
Loans and fees, including loans held for sale	2,275,539	2,018,378	2,192,395	1,919,269
Total earning assets	2,891,451	2,583,207	2,745,792	2,506,469
Total assets	3,019,196	2,698,015	2,854,897	2,615,042

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$279,144	$280,105	$285,877	$290,968
Interest-bearing deposits	1,372,028	1,273,315	1,323,996	1,245,317
Securities sold under agreements to repurchase and other short-term borrowings	427,736	339,405	374,937	359,327
Federal Home Loan Bank advances	638,459	527,782	575,523	480,157
Subordinated note	41,240	41,240	41,240	15,592
Total interest-bearing liabilities	2,479,463	2,181,742	2,315,696	2,100,393
Stockholders’ equity	234,613	214,674	225,699	211,712

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2006 Earnings Release (continued)

Income Statement Data

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005

Total interest income (1)(2)	$46,614	$38,145	$176,540	$148,079
Total interest expense	25,590	18,248	88,242	62,432
Net interest income	21,024	19,897	88,298	85,647

Provision for loan losses	289	(83)	2,302	340

Service charges on deposit accounts (2)	4,462	3,855	16,505	13,851
Electronic refund check fees	148	178	4,102	6,083
Net RAL securitization income	240	—	2,771	—
Mortgage banking income	717	602	2,316	2,751
Debit card interchange fee income	970	811	3,644	3,122
Title insurance commissions	132	490	762	1,756
Gain on sale of securities	300	—	300	—
Other	394	277	1,300	1,244
Total non interest income	7,363	6,213	31,700	28,807

Salaries and employee benefits	9,447	8,603	40,412	36,731
Occupancy and equipment, net	4,608	3,605	15,541	13,654
Communication and transportation	855	835	2,750	3,000
Marketing and development	731	808	2,459	2,489
Bankshares tax	254	472	1,902	1,822
Data processing	541	512	2,171	1,871
Debit card interchange expense	465	354	1,663	1,357
Supplies	324	306	1,271	1,133
Other	2,041	1,732	6,693	6,455
Total non interest expenses	19,266	17,227	74,862	68,512

Income from continuing operations before income tax expense	8,832	8,966	42,834	45,602
Income tax expense from continuing operations	2,896	3,031	14,718	15,524

Income from continuing operations before discontinued operations, net of income tax expense	5,936	5,935	28,116	30,078

Income (loss) from discontinued operations before income tax expense (benefit)	14	(282)	359	7,561
Income tax expense (benefit) from discontinued operations	4	(100)	124	2,574

Income (loss) from discontinued operations, net of income tax expense (benefit) (3)	10	(182)	235	4,987

Net income	$5,946	$5,753	$28,351	$35,065

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2006 Earnings Release (continued)

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005
Per Share Data (4):
Basic average shares outstanding	19,559	19,467	19,523	19,731
Diluted average shares outstanding	20,153	20,213	20,074	20,543

End of period shares outstanding:
Class A Common Stock	17,373	17,188	17,373	17,188
Class B Common Stock	2,239	2,249	2,239	2,249

Book value per share	$12.10	$10.99	$12.10	$10.99

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.31	0.31	1.45	1.53
Basic earnings per Class B Common Stock	0.30	0.30	1.41	1.50
Diluted earnings per Class A Common Stock	0.30	0.30	1.41	1.47
Diluted earnings per Class B Common Stock	0.29	0.29	1.37	1.44

Earnings per share from discontinued operations (3):
Basic earnings per Class A Common Stock	0.00	(0.01)	0.01	0.25
Basic earnings per Class B Common Stock	0.00	(0.01)	0.01	0.25
Diluted earnings per Class A Common Stock	0.00	(0.01)	0.01	0.24
Diluted earnings per Class B Common Stock	0.00	(0.01)	0.01	0.24

Earnings per share:
Basic earnings per Class A Common Stock	0.31	0.30	1.46	1.78
Basic earnings per Class B Common Stock	0.30	0.29	1.42	1.75
Diluted earnings per Class A Common Stock	0.30	0.29	1.42	1.71
Diluted earnings per Class B Common Stock	0.29	0.28	1.38	1.68

Cash dividends declared per share:
Class A Common Stock	0.099	0.084	0.381	0.321
Class B Common Stock	0.090	0.076	0.346	0.292

Performance Ratios:
Return on average assets (ROA) from continuing operations	0.79%	0.88%	0.98%	1.15%
Return on average assets	0.79	0.85	0.99	1.33
Return on average equity (ROE) from continuing operations	10.12	11.08	12.46	14.24
Return on average equity	10.14	10.72	12.56	16.56
Efficiency ratio from continuing operations (5)	68	66	62	60

Yield on average earning assets	6.45	5.91	6.43	5.91
Cost of interest-bearing liabilities	4.13	3.35	3.81	2.97
Net interest spread	2.32	2.56	2.62	2.94
Net interest margin	2.91	3.08	3.22	3.42

Asset Quality Ratios:
Loans on non-accrual status	5,980	5,725	5,980	5,725
Loans past due 90 days or more and still on accrual	413	295	413	295
Total non-performing loans	6,393	6,020	6,393	6,020
Other real estate owned	547	452	547	452
Total non-performing assets	6,940	6,472	6,940	6,472
Non-performing loans to total loans	0.28%	0.29%	0.28%	0.29%
Allowance for loan losses to total loans	0.49	0.53	0.49	0.53
Allowance for loan losses to non-performing loans	175	183	175	183
Net loan charge-offs to average loans (from continuing operations)	(0.01)	0.07	0.06	0.09
Delinquent loans to total loans (6)	0.49	0.35	0.49	0.35

Other Information:
End of period full-time equivalent employees	739	678	739	678
Number of branches	38	35	38	35

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2006 Earnings Release (continued)

Balance Sheet Data

	Quarterly Comparison
	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005
Assets:
Cash and cash equivalents	$81,613	$66,145	$74,843	$74,952	$77,169
Securities available for sale	503,727	453,678	384,232	398,764	447,865
Securities to be held to maturity	58,045	57,296	58,141	63,847	64,298
Mortgage loans held for sale	5,724	1,530	4,162	6,756	6,582
Loans	2,300,888	2,225,237	2,206,474	2,122,164	2,070,608
Allowance for loan losses	(11,218)	(10,857)	(10,760)	(11,023)	(11,009)
Federal Home Loan Bank stock	23,111	22,666	22,351	21,905	21,595
Goodwill	10,016	—	—	—	—
Other assets	74,881	62,807	61,236	63,300	58,448
Total assets	$3,046,787	$2,878,502	$2,800,679	$2,740,665	$2,735,556

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$279,026	$282,134	$279,800	$300,142	$286,484
Interest-bearing deposits	1,413,696	1,265,120	1,321,336	1,336,253	1,316,081
Total deposits	1,692,722	1,547,254	1,601,136	1,636,395	1,602,565

Securities sold under agreements to repurchase and other short-term borrowings	401,886	304,246	323,334	314,671	292,259
Federal Home Loan Bank advances	646,572	725,732	582,378	494,513	561,133
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities	27,019	27,052	26,977	31,766	24,785
Total liabilities	2,809,439	2,645,524	2,575,065	2,518,585	2,521,982

Stockholders’ equity	237,348	232,978	225,614	222,080	213,574
Total liabilities and Stockholders’ equity	$3,046,787	$2,878,502	$2,800,679	$2,740,665	$2,735,556

Average Balance Sheet Data from Continuing Operations

	Quarterly Comparison
	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005
Assets:
Federal funds sold and other	$21,076	$15,474	$20,867	$5,713	$18,038
Investment securities, including FHLB stock	594,836	492,363	484,970	524,139	546,791
Loans and fees, including loans held for sale	2,275,539	2,204,309	2,156,678	2,103,869	2,018,378
Total earning assets	2,891,451	2,712,146	2,662,515	2,633,721	2,583,207
Total assets	3,019,196	2,825,716	2,775,527	2,746,757	2,698,015

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$279,144	$275,426	$286,620	$302,954	$280,105
Interest-bearing deposits	1,372,028	1,299,197	1,305,983	1,318,936	1,273,315
Securities sold under agreements to repurchase and other short-term borrowings	427,736	345,156	342,753	329,233	339,405
Federal Home Loan Bank advances	638,459	609,548	547,211	504,719	527,782
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,479,463	2,295,141	2,237,187	2,194,128	2,181,742
Stockholders’ equity	234,613	228,112	223,853	219,847	214,674

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2006 Earnings Release (continued)

Income Statement Data

	Quarterly Comparison
	Dec. 31, 2006	Sept. 30, 2006 (9)	6/30/2006 (9)	Mar. 31, 2006 (9)	Dec. 31, 2005

Total interest income (7)(8)	$46,614	$43,778	$41,775	$44,373	$38,145
Total interest expense	25,590	22,925	20,723	19,004	18,248
Net interest income	21,024	20,853	21,052	25,369	19,897

Provision for loan losses	289	110	573	1,330	(83)

Service charges on deposit accounts (8)	4,462	4,291	4,089	3,663	3,855
Electronic refund check fees	148	3	523	3,428	178
Net RAL securitization income	240	113	404	2,014	—
Mortgage banking income	717	657	487	455	602
Debit card interchange fee income	970	935	899	840	811
Title insurance commissions	132	228	244	158	490
Gain on sale of securities	300	—	—	—	—
Other	394	255	370	281	277
Total non interest income	7,363	6,482	7,016	10,839	6,213

Salaries and employee benefits	9,447	9,541	10,056	11,368	8,603
Occupancy and equipment, net	4,608	3,550	3,660	3,723	3,605
Communication and transportation	855	593	595	707	835
Marketing and development	731	543	605	580	808
Bankshares tax	254	546	546	556	472
Data processing	541	536	564	530	512
Debit card interchange expense	465	425	385	388	354
Supplies	324	289	310	348	306
Other	2,041	1,539	1,472	1,641	1,732
Total non interest expenses	19,266	17,562	18,193	19,841	17,227

Income from continuing operations before income tax expense	8,832	9,663	9,302	15,037	8,966

Income tax expense from continuing operations	2,896	3,309	3,337	5,176	3,031

Income from continuing operations before discontinued operations, net of income tax expense	5,936	6,354	5,965	9,861	5,935

Income (loss) from discontinued operations before income tax expense (benefit)	14	522	(3)	(174)	(282)
Income tax expense (benefit) from discontinued operations	4	182	(2)	(60)	(100)

Income (loss) from discontinued operations, net of income tax expense (benefit) (3)	10	340	(1)	(114)	(182)

Net income	$5,946	$6,694	$5,964	$9,747	$5,753

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2006 Earnings Release (continued)

		Four Quarter Comparison
	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006
Per Share Data (4):
Basic average shares outstanding	19,559	19,533	19,517	19,483
Diluted average shares outstanding	20,153	20,057	20,030	20,022

End of period shares outstanding:
Class A Common Stock	17,373	17,306	17,275	17,264
Class B Common Stock	2,239	2,239	2,244	2,247

Book value per share	$12.10	$11.92	$11.56	$11.38

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.31	0.32	0.31	0.51
Basic earnings per Class B Common Stock	0.30	0.31	0.30	0.50
Diluted earnings per Class A Common Stock	0.30	0.31	0.30	0.50
Diluted earnings per Class B Common Stock	0.29	0.30	0.29	0.49

Earnings per share from discontinued operations (3):
Basic earnings per Class A Common Stock	0.00	0.02	0.00	(0.01)
Basic earnings per Class B Common Stock	0.00	0.02	0.00	(0.01)
Diluted earnings per Class A Common Stock	0.00	0.02	0.00	(0.01)
Diluted earnings per Class B Common Stock	0.00	0.02	0.00	(0.01)

Earnings per share:
Basic earnings per Class A Common Stock	0.31	0.34	0.31	0.50
Basic earnings per Class B Common Stock	0.30	0.33	0.30	0.49
Diluted earnings per Class A Common Stock	0.30	0.33	0.30	0.49
Diluted earnings per Class B Common Stock	0.29	0.32	0.29	0.48

Cash dividends declared per share:
Class A Common Stock	0.099	0.099	0.099	0.084
Class B Common Stock	0.090	0.090	0.090	0.076

Performance Ratios:
Return on average assets (ROA) from continuing operations	0.79%	0.90%	0.86%	1.44%
Return on average assets	0.79	0.95	0.86	1.42
Return on average equity (ROE) from continuing operations	10.12	11.14	10.66	17.95
Return on average equity	10.14	11.74	10.66	17.73
Efficiency ratio from continuing operations (5)	68	64	65	55

Yield on average earning assets	6.45	6.46	6.28	6.74
Cost of interest-bearing liabilities	4.13	4.00	3.71	3.46
Net interest spread	2.32	2.46	2.57	3.28
Net interest margin	2.91	3.08	3.16	3.85

Asset Quality Data:
Loans on non-accrual status	5,980	5,435	6,569	5,530
Loans past due 90 days or more and still on accrual	413	205	564	470
Total non-performing loans	6,393	5,640	7,133	6,000
Other real estate owned	547	256	55	499
Total non-performing assets	6,940	5,896	7,188	6,499
Non-performing loans to total loans	0.28%	0.25%	0.33%	0.28%
Allowance for loan losses to total loans	0.49	0.49	0.49	0.52
Allowance for loan losses to non-performing loans	175	193	151	184
Net loan charge-offs to average loans (from continuing operations)	(0.01)	—	0.15	0.13
Delinquent loans to total loans (6)	0.49	0.53	0.41	0.37

Other Information:
End of period full-time equivalent employees	739	672	640	662
Number of branches	38	35	35	35

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between (I) Banking operations, (II) Mortgage banking operations, (III) Tax Refund Solutions and (IV) Deferred Deposits or “Payday Loans.” The Company substantially exited the deferred deposit business during the first quarter of 2006; therefore, its segment operations are presented as discontinued operations. Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”) fees and Net RAL Securitization Income provide the majority of the revenue from Tax Refund Solutions; and fees for providing deferred deposits or payday loans have historically represented the primary revenue source for the deferred deposit segment.  All Company segments are domestic.  Segment information for the quarter and year ended December 31, 2006 and 2005 follows:

	Three Months Ended December 31, 2006
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations

Net interest income	$20,995	$(69)	$98	$21,024	$—
Provision for loan losses	634	(345)	—	289	(2)
Electronic Refund Check fees	—	148	—	148	—
Net RAL securitization income	—	240	—	240	—
Mortgage banking income	—	—	717	717	—
Other revenue	6,367	145	(254)	6,258	—
Income tax expense (benefit)	2,985	(206)	117	2,896	4
Net income (loss)	6,050	(340)	226	5,936	10
Segment assets	3,044,983	205	1,599	3,046,787	—

	Three Months Ended December 31, 2005
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations

Net interest income	$19,733	$54	$110	$19,897	$836
Provision for loan losses	132	(215)	—	(83)	489
Electronic Refund Check Fees	—	178	—	178	—
Mortgage banking income	—	—	602	602	—
Other revenue	5,675	20	(262)	5,433	10
Income tax expense (benefit)	3,383	(401)	49	3,031	(100)
Net income (loss)	6,600	(761)	96	5,935	(182)
Segment assets	2,721,221	1,770	6,617	2,729,608	5,948

	Year Ended December 31, 2006
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations

Net interest income	$82,314	$5,665	$319	$88,298	$498
Provision for loan losses	2,268	34	—	2,302	(355)
Electronic Refund Check fees	—	4,102	—	4,102	—
Net RAL securitization income	—	2,771	—	2,771	—
Mortgage banking income	—	—	2,316	2,316	—
Other revenue	23,188	158	(835)	22,511	500
Income tax expense	11,908	2,464	346	14,718	124
Net income	22,793	4,668	655	28,116	235
Segment assets	3,044,983	205	1,599	3,046,787	—

	Year Ended December 31, 2005
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations

Net interest income	$76,403	$8,807	$437	$85,647	$8,697
Provision for loan losses	(616)	956	—	340	(902)
Electronic Refund Check Fees	—	6,083	—	6,083	—
Mortgage banking income	—	—	2,751	2,751	—
Other revenue	20,860	99	(986)	19,973	31
Income tax expense	12,247	2,855	422	15,524	2,574
Net income	23,730	5,531	817	30,078	4,987
Segment assets	2,721,221	1,770	6,617	2,729,608	5,948

(1) — The amount of loan fee income included in total interest income was $286,000 and $415,000 for the quarters ended December 31, 2006 and 2005.  The amount of loan fee income included in total interest income was $6.7 million and $10.2 million for the years ended December 31, 2006 and 2005.

(2) — Reclassifications - In prior period financial statement filings, the Company classified daily overdraft fees within service charges on deposits along with per item overdraft fees. In 2006, the Company reclassified daily overdraft fees into loan fees, which is included as a component of interest income on loans. All prior period amounts presented have been reclassified to conform to current period presentation. For the quarter and year ended December 31, 2006, the amount of fees reclassified was $601,000 and $2.1 million. For the quarter and year ended December 31, 2005, the amount of fees reclassified was $464,000 and $1.7 million.

(3) — Represents the Company substantially exiting the payday loan segment of business during the first quarter of 2006.

(4) — Prior period amounts have been restated to reflect the 5% stock dividend declared in the first quarter of 2006.

(5) — Equals total non-interest expense divided by the sum of net interest income and non interest income.

(6) — Equals total loans over 30 days past due divided by total loans.

(7) — The amount of loan fee income included in total interest income was as follows: $286,000 (December 31, 2006), $445,000 (September 30, 2006), $701,000 (June 30, 2006), $5.3 million (March 31, 2006) and $415,000 (December 31, 2005).

(8) - Reclassifications - In prior period financial statement filings, the Company classified daily overdraft fees within service charges on deposits along with per item overdraft fees. In 2006, the Company reclassified daily overdraft fees into loan fees, which is included as a component of interest income on loans. All prior period amounts presented have been reclassified to conform to current period presentation. The Company made the following quarterly reclassifications: $601,000 (December 31, 2006), $527,000 (September 30 2006), $526,000 (June 30, 2006), $450,000 (March 31, 2006) and $464,000 (December 31, 2005).

(9) — The Company posted certain immaterial adjustments to prior period amounts in accordance with SAB 108.